Exhibit T3A.7

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “TRUSONIC, INC.”, CHANGING ITS NAME FROM “TRUSONIC, INC.” TO “MOOD MEDIA NORTH AMERICA, LTD.”, FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF DECEMBER, A.D. 2010, AT 12:05 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE EIGHTEENTH DAY OF DECEMBER, A.D. 2010.

	/s/ Jeffrey W Bullock
	Jeffrey W Bullock, Secretary of State

	AUTHENTICATION:	8444822

3727814 8100	DATE:	12-21-10

101190813

You may verify this certificate online at corp.delaware.gov/authver.shtml

1

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:24 PM 12/15/2010
FILED 12:05 PM 12/15/2010
SRV 101190813 - 3727814 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

TRUSONIC, INC.

*********************************

TruSonic, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law’),

DOES HEREBY CERTIFY:

FIRST:                  That the Board of Directors of the corporation, by the unanimous written consent of its members, filed with the Minutes of the Board, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the corporation:

“FIRST:             The name of the Corporation is Mood Media North America, Ltd.”

SECOND:             That, in lieu of a meeting and vote of stockholders, the Sole Stockholders of the corporation has given its written consent to said amendment in accordance with the provisions of Section 228 of the Delaware General Corporation Law.

THIRD:                 That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the Delaware General Corporation Law.

FOURTH:            That this Certificate of Amendment of the Certificate of Incorporation of the corporation shall be effective UPON DECEMBER 18, 2010.

IN WITNESS WHEREOF, said TruSonic, Inc. has caused this Certificate of Amendment to be signed as of the 15th day of December, 2010.

TRUSONIC, INC.

By:	/s/ James Lanthier
Name:	James Lanthier
Title	Director, CFO & Secretary

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “TRUSONIC, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE FOURTEENTH DAY OF NOVEMBER, A.D. 2003, AT 1:50 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE FIFTEENTH DAY OF SEPTEMBER, A.D. 2005, AT 7:11 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE SEVENTEENTH DAY OF MARCH, A.D. 2008, AT 10:30 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “TRUSONIC, INC.”.

	/s/ Jeffrey W Bullock
	Jeffrey W Bullock, Secretary of State

3727814 8100H	AUTHENTICATION:	7974367

100465090	DATE:	05-05-10

You may verify this certificate online at corp.delaware.gov/authver.shtml

1

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:58 PM 11/14/2003
FILED 01:50 PM 11/14/2003
SRV 030733215 - 3727814 FILE

State of Delaware

Certificate of Incorporation

of

TruSonic, Inc.

First: The name of the Corporation is TruSonic, Inc.

Second: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its Registered Agent at such address is Corporation Service Company.

Third: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Fourth: The total number of shares of stock which this Corporation is authorized to issue is 10,000,000, par value .00001. The Corporation is authorized to issue two (2) classes of shares: Common Stock and Preferred Stock. The Corporation is authorized to issue 9,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. The powers, preferences and rights and the qualifications, limitations or restrictions thereof shall be determined by the board of directors.

Fifth: The name and address of the incorporator are as follow:

Andrew D. Brooks

750 B Street, Suite 2100

San Diego, CA 92101

Sixth: The Board of Directors shall have the power to adopt, amend or repeal the by-laws of the corporation.

Seventh: The Corporation shall indemnify and eliminate the liability of the directors of the Corporation to the fullest extent permitted under Delaware law.

1

In Witness Whereof, the undersigned, being the incorporator herein before named, has executed and acknowledged this Certificate of Incorporation of TruSonic, Inc. this 14th day of November, 2003.

By:	/s/ Andrew D. Brooks

Name:	Andrew D. Brooks Incorporator

2

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:13 PM 09/15/2005
FILED 07:11 PM 09/15/2005
SRV 050758750 - 3727814 FILE

STATE of DELAWARE

CERTIFICATE of AMENDMENT of

CERTIFICATE of INCORPORATION

of

TRUSONIC, INC.

First:      That at a meeting of the Board of Directors of Trusonic, Inc., a Delaware corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “Seventh” so that, as amended, said Article shall be and read as follows;

“Seventh: The liability of the Corporation’s Directors to the Corporation or its shareholders shall be eliminated to the fullest extent permitted by the Delaware General Corporation Law as amended from time to time. No amendment to or repeal of this Section shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. Notwithstanding any other provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class of Voting Stock required by law or this Certificate of Incorporation, the affirmative vote of the holders of at least 80% of all of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend or repeal this Section.”

Second: The shareholders of the necessary number of shares as required by statute have approved this amendment pursuant to Section 228 of the General Corporation Law of the State of Delaware.

Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Fourth: That no other Article of the Certificate of Formation shall be amended by reason of said amendment.

Dated: Sept 6, 2005.

By:	/s/ Joseph J. Tebo
Joseph J. Tebo, President

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of TRUSONIC, INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “FOURTH” so that, as amended, said Article shall be and read as follows:

The total number of shares of stock which this Corporation is authorized to issue is 2,000, having a par value of .00001 per share.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 14th day of March, 2008 .

By:	/s/ Jenny Chen-Drake
Authorized Officer

Title:	Secretary

Name:	Jenny Chen-Drake
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:30 AM 03/17/2008
FILED 10:30 AM 03/17/2008
SRV 080324978 - 3727814 FILE